EXHIBIT 99.2

WITH RESPECT TO THE ANNOUNCEMENT OF THE ESTABLISHMENT OF A JOINT HOLDING COMPANY BY SHARE TRANSFER.

This exchange offer or business combination is made for the securities of a foreign company. The offer is subject to disclosure requirements of a foreign country that are different from those of the United States. Financial statements included in the document have been prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the federal securities laws, since the issuer is located in a foreign country, and some or all of its officers and directors may be residents of a foreign country. You may not be able to sue a foreign company or its officers or directors in a foreign court for violations of United States securities laws. It may be difficult to compel a foreign company and its affiliates to subject themselves to a United States court’s judgments.

You should be aware that the issuer may purchase securities otherwise than under the exchange offer, such as in open market or privately negotiated purchases.

[Translation]

December 17, 2010

To whom it may concern:

Company Name:	TOKAI CORPORATION
Representative:	Masao Saigo, President (Code No.: 8134 First Section of Tokyo Stock Exchange and Nagoya Stock Exchange)
Contact:	Hiroshi Mochizuki, Senior Operating Officer and Manager of Administrative Division (Phone +81-54-254-8181)

Company Name:	VIC TOKAI CORPORATION
Representative:	Hiroshi Hayakawa, President (Code No.: 2306 JASDAQ)
Contact:	Hiroyuki Ozawa, Senior Director and Manager of Management Division (Phone +81-3-5687-3109)

(Amendment) Notice Regarding Partial Amendment to the “Notice Regarding Integration of TOKAI CORPORATION and VIC TOKAI CORPORATION through the Establishment of a Joint Holding Company (by Share Transfer)”

TOKAI CORPORATION (“TOKAI”) and VIC TOKAI CORPORATION (“VIC TOKAI,” and collectively with TOKAI, “Parties”), as announced in their press release of November 18, 2010 titled “Notice Regarding Integration of TOKAI CORPORATION and VIC TOKAI CORPORATION through the Establishment of a Joint Holding Company (by Share Transfer),” that (1) their agreement to establish their wholly owning parent company, TOKAI Holdings Corporation through a Share Transfer (kabushiki-iten) (“Share Transfer”) effective on April 1, 2011 (tentative) subject to approval at their respective extraordinary shareholders meetings to be held on January 21, 2011, and (2) they have jointly prepared, and have obtained their board approvals at their respective board of directors meetings held on November 18, 2010, a Share Transfer Plan. TOKAI and VIC TOKAI have resolved at their respective board of directors meetings held on the date hereof to partially amend the Share Transfer Plan pertaining to the Share Transfer. Therefore, the Parties hereby announce the partial amendment to their press release of November 18, 2010 titled “Notice Regarding Integration of TOKAI CORPORATION and VIC TOKAI CORPORATION through the Establishment of a Joint Holding Company (by Share Transfer)” as follows:

Amended Section:	Section 4. “Information of the Company to be Newly Incorporated upon the Share Transfer” – Item (4) “Representatives and Officers to be Appointed”
Reason for Amendment:	For the purpose of strengthening the auditing system, one additional initial Corporate Auditor shall be appointed.

The amended sections of the press release have been underlined below.

(Before the Amendment)

4. Information of the Company to be Newly Incorporated upon the Share Transfer

(The above is omitted)

(4) Representatives and Officers to be Appointed

Representative Director and President (CEO) Katsuhiko Tokita

Current Status: Representative Director and Chairman (CEO) of TOKAI

Representative Director and Vice President Masao Saigo

Current Status: Representative Director and President (COO) of TOKAI

Director Takanori Mamuro

Current Status: Director and Executive Operating Officer of TOKAI

Director Kuniyoshi Muramatsu

Current Status: Senior Operating Officer of TOKAI

Director Mitsuhaya Suzuki

Current Status: Operating Officer of TOKAI

Director Hidetsugu Mizoguchi

Current Status: Operating Officer of TOKAI

Director Masayoshi Yabuzaki

Current Status: Director, Vice President and Operating Officer of TOKAI

Director Yasuhiro Fukuda

Current Status: Representative Director and Executive Officer of VIC TOKAI

Director (Outside) Kenichi Kobayashi

Current Status: Director (Outside) of TOKAI

Director (Outside) Kenichiro Suzuki

Current Status: Director of Suzuyo Co., Ltd.

Standing Corporate Auditor Hiroshi Mochizuki

Current Status: Senior Operating Officer of TOKAI

Corporate Auditor (Outside) Kenji Tateishi

Current Status: Corporate Auditor (Outside) of TOKAI

Corporate Auditor (Outside) Jiro Amagai

Current Status: Representative Director, Chairman and President of Japan Alcohol Trading Co., Ltd.

(The rest is omitted)

(After the Amendment)

4. Information of the Company to be Newly Incorporated upon the Share Transfer

(The above is omitted)

(4) Representatives and Officers to be Appointed

Representative Director and President (CEO) Katsuhiko Tokita

Current Status: Representative Director and Chairman (CEO) of TOKAI

Representative Director and Vice President Masao Saigo

Current Status: Representative Director and President (COO) of TOKAI

Director Takanori Mamuro

Current Status: Director and Executive Operating Officer of TOKAI

Director Kuniyoshi Muramatsu

Current Status: Senior Operating Officer of TOKAI

Director Mitsuhaya Suzuki

Current Status: Operating Officer of TOKAI

Director Hidetsugu Mizoguchi

Current Status: Operating Officer of TOKAI

Director Masayoshi Yabuzaki

Current Status: Director, Vice President and Operating Officer of TOKAI

Director Yasuhiro Fukuda

Current Status: Representative Director and Executive Officer of VIC TOKAI

Director (Outside) Kenichi Kobayashi

Current Status: Director (Outside) of TOKAI

Director (Outside) Kenichiro Suzuki

Current Status: Director of Suzuyo Co., Ltd.

Standing Corporate Auditor Hiroshi Mochizuki

Current Status: Senior Operating Officer of TOKAI

Corporate Auditor (Outside) Akira Seshimo

Current Status: Corporate Auditor (Outside) of TOKAI

Corporate Auditor (Outside) Kenji Tateishi

Current Status: Corporate Auditor (Outside) of TOKAI

Corporate Auditor (Outside) Jiro Amagai

Current Status: Representative Director, Chairman and President of Japan Alcohol Trading Co., Ltd.

(The rest is omitted)

[END]